    As filed with the Securities and Exchange Commission on February 5, 1998


                                                Registration No. 333-45405
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              Amendment No. 1 to
                                    Form S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                 ______________

                       PUBLIC STORAGE PROPERTIES XI, INC.
             (Exact name of registrant as specified in its charter)

                                   California
         (State or other jurisdiction of incorporation or organization)

               95-4300881                                6798
(I.R.S. Employer Identification No.)           (Primary Standard Industrial
                                                Classification Code Number)

              701 Western Avenue                                    HARVEY LENKIN
        Glendale, California 91201-2397                   Public Storage Properties XI, Inc.
                (818) 244-8080                                    701 Western Avenue
       (Address, including zip code, and                   Glendale, California 91201-2397
    telephone number, including area code,                            (818) 244-8080
 of registrant's principal executive offices)     (Name, address, including zip code, and telephone
                                                  number, including area code, of agent for service)

                                ______________

                                   Copies to:

                              DAVID GOLDBERG, ESQ.
                       Public Storage Properties XI, Inc.
                               701 Western Avenue
                        Glendale, California 91201-2397
                                 ______________

        Approximate date of commencement of proposed sale to the public:
            As soon as practicable after the effective date of this
                            Registration Statement.
                                ______________

If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]  _______________

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                                                 Proposed          Proposed
                                                               Amount          Offering          Maximum           Maximum
                                                               to be             Price           Aggregate         Amount of
 Title of Each Class of Securities to be Registered          Registered        Per Share      Offering Price   Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock Series A, $.01 par value per share         16,288,000 shares(1)      (1)              (1)          $82,496(1)(2)
==================================================================================================================================

(1) This Registration Statement relates to the proposed merger of American Office Park Properties, Inc. ("AOPP") into the Registrant and the conversion of shares of common stock of AOPP into either cash (as to up to 20% of the outstanding shares of common stock of AOPP) or common stock series A of the Registrant. At the merger, there will be a maximum of 13,802,870.83 shares of common stock of AOPP outstanding. The book value of the common stock of AOPP at September 30, 1997 was $20.26 per share. The maximum number of shares of Registrant to be issued in the merger is 16,288,000. The exact number of shares of common stock of the Registrant to be issued in the merger cannot be determined at this time.

(2) Calculated in accordance with rule 457(f)(2) under the Securities Act of 1933. $32,668 of the registration fee was previously paid in connection with the Registrant's preliminary proxy materials and $49,828 was previously paid in connection with the initial filing on February 2, 1998.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS, OFFICERS AND AGENTS.

          The Company's Articles of Incorporation provide that the Company may indemnify the agents of the Company to the maximum extent permitted under California law. See Article VIII of the Amended and Restated Articles of Incorporation (Exhibit 3.1) and Article VII of the Amended and Restated By-Laws (Exhibit 3.3) which are incorporated herein by this reference. In May 1991, the Company also entered into indemnity agreements with its management and non-management directors and executive officers. The agreements permit the Company to indemnify directors and executive officers to the maximum extent permitted under California law and prohibit the Company from terminating its indemnification obligations as to acts or omissions of any director or executive officer occurring before the termination. The indemnification and limitations on liability permitted by the amendment to the Articles of Incorporation and the agreements are subject to the limitations set forth by California law. The Company believes the indemnification agreements will assist it in attracting and retaining qualified individuals to serve as directors and executive officers of the Company.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          (a) EXHIBITS:  See Exhibit Index contained herein.

          (b) FINANCIAL STATEMENT SCHEDULES:

              See Index to Financial Statement Schedules in registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.

              All other financial statement schedules are omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or the notes thereto.


ITEM 22.  UNDERTAKINGS.

          The undersigned Registrant hereby undertakes as follows:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs 3.(i) and 3.(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        5. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        6. That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        7. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        8. Except as permitted by General Instruction H to Form S-4 (in a transaction not covered by General Instruction I), to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on the 5th day of February, 1998.

                                   PUBLIC STORAGE PROPERTIES XI, INC.


                                   By:  B. WAYNE HUGHES
                                        ----------------------------------------
                                        B. Wayne Hughes, Chairman of the Board


    Each person whose signature appears below hereby authorizes B. Wayne Hughes and Harvey Lenkin, and each of them, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                          CAPACITY                                 DATE
     ---------                          --------                                 ----
  B. WAYNE HUGHES           Chairman of the Board, Chief Executive          February 5, 1998
___________________         Officer and Director (principal executive
  B. Wayne Hughes           officer)


DAVID P. SINGELYN           Vice President and Chief Financial              February 5, 1998
___________________         Officer (principal financial officer and
David P. Singelyn           principal accounting officer)


 VERN O. CURTIS                      Director                               February 5, 1998
________________
 Vern O. Curtis


 JACK D. STEELE                      Director                               February 5, 1998
________________
 Jack D. Steele

                                 EXHIBIT INDEX

   2.1   Amended and Restated Agreement and Plan of Reorganization among
         Registrant, American Office Park Properties, Inc. ("AOPP") and Public
         Storage, Inc. ("PSI") dated as of December 17, 1997 (filed as Appendix
         A to the Proxy Statement and Prospectus).

   3.1   Amended and Restated Articles of Incorporation. Filed with Registrant's
         Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.

   3.2   Certificate of Amendment of Articles of Incorporation. Filed with
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         1992 and incorporated herein by reference.

   3.3   Amended and Restated Bylaws, as amended.  Previously filed.

   5.1   Opinion on legality.  Previously filed.

   8.1   Opinion on tax matters.  Filed herewith.

   10.1 Amended Management Agreement dated February 21, 1995 between Registrant and Public Storage Management, Inc. Filed with Registrant's Annual
         Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

   10.2 Amended Management Agreement dated February 21, 1995 between Registrant and Public Storage Commercial Properties Group, Inc. Filed with
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         1994 and incorporated herein by reference.

   10.3  Amendment to Amended Management Agreement dated August 8, 1995 among
         Registrant, Public Storage Management, Inc. and Storage Equities, Inc.
         Filed with Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1995 and incorporated herein by reference.

   10.4  Amended Management Agreement between Storage Equities, Inc. and Public
         Storage Commercial Properties Group, Inc. dated as of February 21,
         1995. Filed with PSI's Annual Report on Form 10-K for the year ended
         December 31, 1994 and incorporated herein by reference.

   10.5  Revolving Note and Loan Agreement between Registrant and The First
         National Bank of Boston dated December 29, 1995. Filed with
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         1995 and incorporated herein by reference.

   10.6  Revolving Loan by PSI to American Office Park Properties, L.P. (the
         "Operating Partnership") dated as of December 16, 1997. Previously filed.

   *10.7 AOPP's 1997 Stock Option and Incentive Plan (filed as Appendix F to the Proxy Statement and Prospectus).

   10.8  Amended and Restated Agreement of Limited Partnership of the Operating
         Partnership.  Previously filed.

   10.9  Merger and Contribution Agreement dated as of December 23, 1997 among
         Acquiport Two Corporation, Acquiport Three Corporation, New York State
         Common Retirement Fund, the Operating Partnership, AOPP and AOPP
         Acquisition Corp. Three. Previously filed.

   10.10 Agreement Among Shareholders and Company dated as of December 23, 1997 among Acquiport Two Corporation, AOPP, the Operating Partnership and
         PSI. Previously filed.

   10.11 Amendment to Agreement Among Shareholders and Company dated as of
         January 21, 1998 among Acquiport Two Corporation, AOPP, the Operating
         Partnership and PSI. Previously filed.


   10.12 Non-Competition Agreement dated as of December 23, 1997 among PSI,
         AOPP, the Operating Partnership and Acquiport Two Corporation.
         Previously filed.

 **10.13 Employment Agreement between AOPP and Ronald L. Havner, Jr. dated as of December 23, 1997. Previously filed.

 **10.14 Employment Agreement between AOPP and Mary Jayne Howard dated as of
         December 23, 1997.  Previously filed.

   10.15 Common Stock Purchase Agreement dated as of January 23, 1998 among
         AOPP and the Investors signatory thereto. Previously filed.

   10.16 Registration Rights Agreement dated as of January 30, 1998 among AOPP and the Investors signatory thereto. Previously filed.

   23.1  Consent of Ernst & Young LLP.  Previously filed.

   23.2  Consent of Coopers & Lybrand L.L.P.  Previously filed.

   23.3  Consent of KPMG Peat Marwick LLP.  Previously filed.

   23.4  Consent of David Goldberg (included in Exhibit 5.1).

   23.5  Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1).

   23.6  Consent of The Nicholson Group, Ltd.  Previously filed.

   23.7  Consent of Charles R. Wilson & Associates, Inc.  Previously filed.

   23.8  Consent of Jefferies & Company, Inc.  Previously filed.

   99.1  Proxy card.  Previously filed.

   99.2  Cash Election Form.  Previously filed.

   99.3  Real Estate Appraisal Report by The Nicholson Group, Ltd. dated August
         1, 1997 (filed as Appendix B-1 to the Proxy Statement and Prospectus).

   99.4  Real Estate Appraisal Report by Charles R. Wilson & Associates, Inc.
         dated April 30, 1997 (filed as Appendix B-2 to the Proxy Statement and
         Prospectus).

   99.5  Opinion of Jefferies & Company, Inc. dated February 2, 1998 (filed as
         Appendix C to the Proxy Statement and Prospectus).

_______________

   *  Compensatory benefit plan.

   ** Management contract.